Exhibit 99.1

Oragenics, Inc. Announces Proposed Public Offering

June 24, 2024

SARASOTA, FL., June 24, 2024 (GLOBE NEWSWIRE) –Oragenics, Inc. (NYSE: OGEN) (“Oragenics” or the “Company”), a company focused on developing unique, intranasal pharmaceuticals for the treatment of neurological disorders, today announced that it intends to offer and sell shares of its common stock (or pre-funded warrants in lieu thereof). All of the securities to be sold in the offering are to be offered by Oragenics. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The Company intends to use the net proceeds from the offering to fund the continued development of its ONP-002 product candidate and for general corporate purposes and working capital.

Dawson James Securities, Inc. is the sole placement agent for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-269225), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2023 and declared effective on January 25, 2023. The offering will be made only by means of a prospectus supplement and accompanying prospectus. The preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement may be obtained, when available, from Dawson James Securities, Inc., 101 North Federal Highway, Suite 600, Boca Raton, FL 33432 or by telephone at (561) 391-5555, or by email at investmentbanking@dawsonjames.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Oragenics has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Oragenics and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Oragenics is a development-stage biotechnology company focused on nasal delivery of pharmaceutical medications in neurology and fighting infectious diseases, including drug candidates for treating mild traumatic brain injury (mTBI), also known as concussion, and for treating Niemann Pick Disease Type C (NPC), as well as proprietary powder formulation and an intranasal delivery device. For more information, please visit www.oragenics.com.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including with regard to the Company’s ability to regain compliance with the NYSE American’s continued listing standards by October 18, 2025. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to those described in our Form 10-K and other filings with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

Oragenics, Inc.

Janet Huffman, Chief Financial Officer

813-286-7900

jhuffman@oragenics.com

LHA Investor Relations

Tirth T. Patel

212-201-6614

tpatel@lhai.com